EXHIBIT 32

                         CERTIFICATION OF 10-QSB REPORT
                                       OF
                         CHADMOORE WIRELESS GROUP, INC.
                      FOR THE QUARTER ENDED MARCH 31, 2004



1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Chadmoore Wireless Group, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-QSB Report of Chadmoore Wireless Group, Inc. for the quarter ended March 31, 2004.



2. We certify that such 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of Chadmoore Wireless Group, Inc.



This Certification is executed as of May 12, 2004.


                                     /s/ ROBERT W. MOORE
                                    ------------------------------------------
                                    Robert W. Moore, Chief Executive Officer


                                     /s/ STEPHEN K. RADUSCH
                                    ------------------------------------------
                                    Stephen K. Radusch, Chief Financial Officer


                                        A  signed   original  of  this   written
                                        statement  required  by Section  906 has
                                        been  provided  to  Chadmoore   Wireless
                                        Group,  Inc.  and  will be  retained  by
                                        Chadmoore   Wireless  Group,   Inc.  and
                                        furnished  to  the  Securities  Exchange
                                        Commission or its staff upon request.














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